UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[NEW HAMPSHIRE THRIFT BANCSHARES, INC. LOGO]

April 7, 2004

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Stockholders of New Hampshire Thrift Bancshares, Inc. (the “Company” or “NHTB”), the holding company for Lake Sunapee Bank, fsb (the “Bank” or “LSB”), to be held on May 13, 2004, at the Lake Sunapee Bank Building, Room 1868, 9 Main Street, Newport, New Hampshire, at 10:00 a.m.

The items of business, which will be considered and voted upon this year, are explained in the accompanying Proxy Statement. Even if you are planning to attend, please complete and return the enclosed Proxy Card. This will guarantee that your preference will be expressed, and you will still be able to vote your shares in person if you attend.

If you have any questions about the Proxy Statement or the 2003 Annual Report, please let us hear from you.

Sincerely,

/s/ STEPHEN W. ENSIGN

STEPHEN W. ENSIGN Chairman, President and Chief Executive Officer

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

9 MAIN STREET

P.O. BOX 9

NEWPORT, NH 03773

(603) 863-0886

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 13, 2004
Time:	10:00 a.m., local time
Place:	Lake Sunapee Bank Building
1868 Room
9 Main Street
Newport, NH 03773

At our 2004 Annual Meeting, we will ask you to:

•	Elect three directors to serve for a three-year term expiring at the 2007 annual meeting. The following three directors are the Board of Directors’ nominees to serve a three year term:

Peter R. Lovely	Stephen R. Theroux	Joseph B. Willey

•	Ratify the appointment of Shatswell MacLeod & Co., P.C. as our independent auditors for the fiscal year ending December 31, 2004;

•	Approve the New Hampshire Thrift Bancshares, Inc. 2004 Stock Incentive Plan; and

•	Transact any other business as may properly come before the Annual Meeting.

You may vote at the Annual Meeting if you were a stockholder of the Company at the close of business on March 19, 2004, the record date.

By Order of the Board of Directors,

/s/ STEPHEN R. THEROUX

Stephen R. Theroux Vice Chairman, Executive Vice President, Chief Operating Officer, Chief Financial Officer & Corporate Secretary

Newport, New Hampshire

April 7, 2004

THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING IF YOU DESIRE, AND YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING. PLEASE INDICATE ON THE PROXY CARD IF YOU WILL BE ATTENDING THE MEETING.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

9 MAIN STREET

P.O. BOX 9

NEWPORT, NH 03773

(603) 863-0886

PROXY STATEMENT

General

We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled “Voting Rights.”

We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about April 7, 2004 to all stockholders entitled to vote. If you owned the Company’s common stock (“Common Stock”) at the close of business on March 19, 2004, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 2,062,683 shares of Common Stock outstanding.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least one-third of the total number of the outstanding shares of Common Stock of the Company entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

Voting Rights

You are entitled to one vote at the Annual Meeting for each share of the Company’s Common Stock that you owned at the close of business on March 19, 2004. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice of the Annual Meeting.

If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

Vote Required

Proposal 1: Elect Three Directors

The three nominees for director who receive the most votes will be elected. So, if you do not vote for a nominee, or you indicate, “withhold authority” for any nominee on your proxy card, your vote will not count “for” or “against” the nominee. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Ratify Appointment of Independent Auditors

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to ratify the appointment of Shatswell, MacLeod & Co., P.C. as the Company’s independent auditors. So, if you “abstain” from voting, it has the same effect as if you voted “against” this proposal.

Proposal 3: Approve the New Hampshire Thrift Bancshares, Inc. 2004 Stock Incentive Plan	The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on this proposal is required to approve the New Hampshire Thrift Bancshares, Inc. 2004 Stock Incentive Plan. So, if you “abstain” from voting, it has the same effect as if you voted “against” this proposal.

Effect of Broker Non-Votes

If your broker holds shares that you own in “street name,” the broker may vote your shares on the two proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the proposals, this will constitute a “broker non-vote.” Here is the effect of a “broker non-vote”:

•	Proposal 1: Elect Three Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

•	Proposal 2: Ratify Appointment of Independent Auditors. A broker non-vote would have no effect on the outcome of this proposal.

•	Proposal 3: Approve the New Hampshire Thrift Bancshares, Inc. 2004 Stock Incentive Plan. A broker non-vote would have no effect on the outcome of this proposal.

Revoking Your Proxy

You may revoke your proxy at any time before it is exercised by:

•	Filing with the Secretary of the Company a letter revoking the proxy;

•	Submitting another signed proxy with a later date; and

•	Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company.

Solicitation of Proxies

If the need arises, the Company will pay the costs of soliciting proxies from its stockholders and would engage Morrow & Co., Inc. to assist in the solicitation of proxies for the meeting. Directors, officers or employees of the Company and the Bank may also solicit proxies by:

•	mail;

•	telephone; and

•	other forms of communication.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-K

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2003, which has been filed with the Securities and Exchange Commission (“SEC”), we will send you one (without exhibits) free of charge. Please write to:

Stephen R. Theroux

Vice Chairman, Executive Vice President, Chief Operating Officer,

Chief Financial Officer & Corporate Secretary

New Hampshire Thrift Bancshares, Inc.

9 Main Street

P.O. Box 9

Newport, NH 03773

PROPOSAL 1—ELECTION OF DIRECTORS

GENERAL

The Company’s Board of Directors currently consists of nine members. The Nominating Committee nominated and the Board ratified the nomination of Peter R. Lovely, Stephen R. Theroux and Joseph B. Willey to serve a three-year term for election as directors at the Annual Meeting. All of the nominees are currently serving on the Company’s Board of Directors.

If any nominee is unable or does not qualify to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

Set forth below is certain biographical information with respect to the nominees, the continuing Directors and Executive Officers. Each of these persons has been engaged in the principal occupation or employment specified for the past five years unless otherwise noted.

Nominees for Election as Director

Class III Directors – Terms to Expire in 2004

PETER R. LOVELY, age 60, has been associated with LSB since 1980. In 1983, he formed the Brokerage Services Department and served as Investment Manager of the Newport, New London, and Upper Valley offices until his retirement in 1998. He has served as a director of LSB and NHTB since 1996.

STEPHEN R. THEROUX, age 54, was elected Executive Vice President effective May 1987. He has served as a Director of LSB since 1986. Mr. Theroux is Executive Vice President and Director of NHTB having served in such capacities since 1989. Mr. Theroux has served as Chief Operating Officer of LSB since 1997. Mr. Theroux has served as Corporate Secretary since 2001. Mr. Theroux has served as Chief Financial Officer since 2002. Mr. Theroux was elected Vice Chairman of the Board of Directors of NHTB in 2002.

JOSEPH B. WILLEY, age 62, is a principal owner, partner and Chief Executive Officer of Pro-Cut International, LLC, a company engaged in the manufacture, sale and export of automotive repair products. He has served as a director of LSB since 1997 and a director of NHTB since 1999.

Continuing Directors

Class I Directors – Terms to Expire in 2006

JOHN A. KELLEY, JR., age 74, is a retired building contractor and is the owner of a commercial Laundromat located in Warner, New Hampshire. He has served as a Director of LSB since 1975, and NHTB since 1989.

JACK H. NELSON, age 59, is presently retired and is the former Chairman of the Board of Directors of North East Environmental Products Inc., a manufacturer and distributor of water treatment equipment. Mr. Nelson has been a director since 1997.

WILLIAM C. HORN, age 65, is currently a director of Charter Trust Company, a company engaged in the business of trust and investment management. Mr. Horn was previously the President and Chief Executive Officer of Charter Trust Company from 1995 to 2001. Mr. Horn has been a director of NHTB and LSB since 2003.

Class II Directors – Terms to Expire in 2005

LEONARD R. CASHMAN, age 61, is an owner and a partner of C.O.H. Properties. He is also involved in the marketing of specialized group medical insurance products. He was formerly Vice President and General Manager of P&C Foods, Inc. Mr. Cashman has been a director of LSB and NHTB since 1997.

STEPHEN W. ENSIGN, age 56, has been associated with LSB since 1971 and served as Senior Vice President, Senior Loan Officer and Executive Vice President prior to his election as President, Chief Operating Officer and Director, effective May 1987. On January 1, 1992, he was elected Chief Executive Officer of LSB. Mr. Ensign is a Director of NHTB, having served in such capacity since 1989. Formerly LSB’s Executive Vice President, he was elected President and Chief Executive Officer of the Company effective January 1, 1992. In 1997, Mr. Ensign was elected Vice Chairman of the Board of Directors of both NHTB and LSB. In 2002, Mr. Ensign was elected Chairman of the Board of Directors of NHTB.

DENNIS A. MORROW, age 67, is retired. He was formerly the Sales Manager of Cote and Reney Lumber Company in Grantham, New Hampshire, a position he held for 23 years. He has served as a Director of LSB since 1984 and NHTB since 1989.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTORS.

INFORMATION ABOUT BOARD OF DIRECTORS AND MANAGEMENT

Board of Directors

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. The Company’s executive officers and management oversee the day-to-day operations of the Company. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board, which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

The Board of Directors held twelve (12) meetings during the fiscal year ended December 31, 2003. Each incumbent director attended at least 75% of the meetings of the Board of Directors plus committee meetings on which that particular director served during this period.

Committees of the Board

The Board of Directors of the Company has established the following committees:

EXECUTIVE COMMITTEE

The Executive Committee considers strategic, planning and industry issues and is authorized to act as appropriate between meetings of the Board of Directors.

Directors Ensign, Cashman, Kelley, and Theroux serve as members of the committee. Director Ensign serves as Chairman of the Committee.

The Executive Committee met four times during the 2003 fiscal year.

CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee reviews the corporate structure of the Company and the committees of the Board and makes recommendations to management for improvements to corporate structure.

Directors Ensign, Cashman, Kelley and Theroux serve as members of the Committee. Director Kelly serves as Chairman of the Committee.

The Corporate Governance Committee met four times in the 2003 fiscal year.

NOMINATING COMMITTEE

The Nominating Committee determines the qualification and independence of directors and Committee members. The Committee is responsible for nominating persons for election to the board of directors and also reviews if shareholder nominations (if any) comply with the notice procedures set forth in the Company’s bylaws. All members of the Nominating Committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Board of Directors will adopt a written charter for the Nominating Committee prior to the Annual Meeting.

In accordance with the Company’s bylaws, nominations of individuals for election to the Board at an annual meeting of shareholders may be made by any shareholder of record of the Company entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary of the Company (the “Secretary”). To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company, not less than 30 nor more than 90 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely, must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting is mailed or such public disclosure was made. The stockholder’s notice to the Secretary must set forth certain information regarding the proposed nominee and the stockholder making such nomination. If a nomination is not properly brought before the meeting in accordance with the Company’s bylaws, the Chairman of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about the Company’s director nomination requirements, please see the Company’s bylaws.

It is the policy of the Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the shareholders. Shareholder nominees are analyzed by the Committee in the same manner as nominees that are identified by the Committee. The Company does not pay a fee to any third party to identify or evaluate nominees.

Peter R. Lovely, Stephen R. Theroux and Joseph B. Willey were each nominated by the non-management, independent directors that comprise the Nominating Committee. As of April 7, 2004, the Nominating Committee had not received any shareholder recommendations for nominees in connection with the 2004 Annual Meeting.

Directors Lovely, Kelley, Morrow and Nelson serve as members of the Committee. Director Morrow serves as Chairman of the Committee.

The Nominating Committee met two times during the year ended December 31, 2003.

COMPENSATION COMMITTEE

The Compensation Committee assesses the structure of the management team and the overall performance of the Bank and the Company. It oversees executive compensation by approving salary increases and reviews general personnel matters such as staff performance evaluations.

All members of the Compensation Committee are independent directors as defined under the Nasdaq Stock Market listing standards. Directors Cashman, Kelley and Morrow serve as members of the Committee. Director Kelley serves as Chairman of the Committee.

The Compensation Committee met three times in the 2003 fiscal year.

AUDIT COMMITTEE

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our outside auditors and reports any substantive issues found during the audit to the Board. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent auditors. The Committee will also review and approve all transactions with affiliated parties. The board of directors of the Company has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A.

Directors Lovely, Morrow, Nelson and Horn serve as members of the Committee. Director Morrow serves as Chairman of the Committee. All members of the Audit Committee are independent directors as defined under the Nasdaq Stock Market listing standards. The Audit Committee believes that Director Lovely and Director Horn each qualifies as an “Audit Committee financial expert” as that term is defined by applicable SEC rules and has been so designated by the Board of Directors.

The Audit Committee met twelve times in the 2003 fiscal year.

Shareholder Communications with our Board of Directors

Shareholders may contact the Company’s Board by contacting Stephen R. Theroux, Secretary, at New Hampshire Thrift Bancshares, Inc., 9 Main Street, P.O. Box 9, Newport, NH 03773 or at (603) 863-0886. All comments will be forwarded directly to the Board of Directors.

It is the Company’s policy that all directors and nominees should attend the Annual Meeting. At the 2003 Annual Meeting, all members of the Board of Directors were in attendance.

Audit Committee Report

NEW HAMPSHIRE THRIFT BANCSHARES, INC. AUDIT COMMITTEE REPORT

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

During the 2003 fiscal year, the Audit Committee of the Company’s Board of Directors held 12 meetings to discuss matters consistent with its duties. The Audit Committee’s membership was comprised of Directors Morrow, Nelson, Lovely and Horn with Director Morrow serving as Chairman.

Each member of the Company’s Audit Committee is independent as defined under the Nasdaq Stock Market’s listing standards.

The Company’s Audit Committee assists the Board by overseeing the audit coverage and monitoring the accounting, financial reporting, data processing, regulatory and internal control environments. The primary duties and responsibilities of the Audit Committee are to:

(1)	Appoint the Company’s independent auditors;

(2)	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control systems;

(3)	Review and appraise the audit efforts of the Company’s independent auditors and internal audit department;

(4)	Review the Company’s quarterly financial performance, as well as its compliance with laws and regulations;

(5)	Oversee management’s establishment and enforcement of financial policies; and

(6)	Provide an open avenue of communications among the independent auditors, financial and senior management, the internal audit department, and the Board.

The Company’s Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with management and Shatswell, MacLeod & Co., P.C., the Company’s independent auditors. The Company’s Audit Committee has discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee) with Shatswell, MacLeod & Co., P.C.

The Company’s Audit Committee has also received the written disclosures and the letter from Shatswell, MacLeod & Co., P.C. required by Independence Standards Board Standard No. 1 (entitled: “Independence Discussions with Audit Committees”), has discussed the independence of Shatswell, MacLeod & Co., P.C. and considered whether the provision of non-audit services by Shatswell, MacLeod & Co., P.C. is compatible with maintaining the auditor’s independence.

Based on the review and the discussions noted above, the Company’s Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the SEC on March 30, 2004.

Audit Committee of New Hampshire Thrift Bancshares, Inc.

        /s/ Dennis A. Morrow (Chairman)

        /s/ Jack H. Nelson

        /s/ William C. Horn

        /s/ Peter R. Lovely

Principal Accountant Fees and Services

During the fiscal years ended December 31, 2002 and December 31, 2003, the Company retained and paid Shatswell, MacLeod & Co., P.C. to provide audit and other services as follows:

AUDIT FEES

	2003		2002
Audit	75,070	(1)	76,255
Audit-Related Fees	10,500	(2)	9,000
Tax Fees	8,550	(3)	8,550
All Other Fees	0		0
Total	94,120		93,775

1)	Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.

2)	Audit-related fees consisted of quarterly review of the Form 10-Q.

3)	Tax fees consisted of assistance with matters related to tax compliance and counseling.

Preapproval Policies and Procedures

Preapproval of Services: The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for the Company by its independent auditor, subject to the deminimis exception for non-audit services described below which are approved by the Committee prior to completion of the audit.

Exception: The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

(i)	The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the services are provided;

(ii)	Such services were not recognized by the Company at the time of the engagement to be non-audit services; and

(iii)	Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

Delegation. The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

The Audit Committee preapproved 100% of the services performed by Shatswell, MacLeod & Co., P.C. pursuant to the policies outlined above.

Directors’ Compensation

All of the Directors of the Company also serve as Directors of LSB. Each non-employee director of LSB receives an annual retainer of $15,000 plus an additional $125 for each committee meeting attended. Non-employee directors are also eligible for awards under the NHTB’s 1998 Stock Option Plan.

Executive Officers

The following individuals are executive officers of the Company and hold the offices set forth opposite their names.

Name	Position Held with the Company and the Bank
Stephen W. Ensign	Chairman of the Board of Directors, President and Chief Executive Officer

Stephen R. Theroux	Vice Chairman, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Corporate Secretary

The Board of Directors elects the executive officers of the Company and the Bank annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. The Company has entered into Employment Agreements with certain of its executive officers, which set forth the terms of their employment. See “Employment Contracts and Termination of Employment Agreements.”

Biographical information of executive officers of the Company and the Bank is set forth below.

STEPHEN W. ENSIGN, age 56, has been associated with LSB since 1971 and served as Senior Vice President, Senior Loan Officer and Executive Vice President prior to his election as President, Chief Operating Officer and Director, effective May 1987. On January 1, 1992 he was elected Chief Executive Officer of LSB. Mr. Ensign is a Director of NHTB, having served in such capacity since 1989. Formerly LSB’s Executive Vice President, he was elected President and Chief Executive Officer of the Company effective January 1, 1992. In 1997, Mr. Ensign was elected Vice Chairman of the Board of Directors of both NHTB and LSB. In 2002, Mr. Ensign was elected Chairman of the Board of Directors of NHTB.

STEPHEN R. THEROUX, age 54, was elected Executive Vice President effective May, 1987 and previously served as Chief Financial Officer. He has served as a Director of LSB since 1986. Mr. Theroux is Executive Vice President and Director of NHTB having served in such capacities since 1989. Mr. Theroux has served as Chief Operating Officer of LSB since 1997. Mr. Theroux has served as Corporate Secretary since 2001. Mr. Theroux has served as Chief Financial Officer since 2002. Mr. Theroux was elected Vice Chairman of the Board of Directors of NHTB in 2002.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Since the formation of the Company in April 1989, none of its Executive Officers and Directors has received any compensation from the Company. The Directors and Executive Officers have received all of their remuneration from LSB.

Compensation Committee Report

NEW HAMPSHIRE THRIFT BANCSHARES, INC. COMPENSATION COMMITTEE REPORT

The report of New Hampshire Thrift Bancshares, Inc.’s Compensation Committee and performance graph included in this section are provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, the report and the graph are not to be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the 1934 Securities Exchange Act of 1934, as amended.

While the Company does not pay direct cash compensation to its officer(s), the officer(s) are also officer(s) of the Bank and are compensated directly by the Bank. Members of the Compensation Committee are non-employee members of the Board of Directors. Management offers and provides input, advice, and comparative data regarding salary administration, but compensation decisions and recommendations made concerning Mr. Ensign are made without the participation of Mr. Ensign. The Compensation Committee meets at least annually to review and make recommendations to the Board of Directors regarding the compensation of the Chief Executive Officer and certain other executives.

In general, executive compensation is intended to attract and retain qualified executives, to recognize and reward contributions and achievements, and to provide a financial package that is competitive. Components of a compensation package may include base salary, a bonus, retirement plan(s), a 401(k) plan, expense reimbursements, use of a company owned vehicle, stock options, and/or any other form of compensation deemed appropriate.

Compensation levels are intended to be consistent and competitive with the practices of other comparable financial institutions and the level of responsibility. In making its determinations, the Compensation Committee utilizes surveys of executive officer compensation packages for depository institutions and their holding companies with particular focus on the level of compensation paid by institutions of comparable size and characteristics primarily within the New England region. Any adjustments to compensation amounts are based on the overall contribution of the executive to the attainment of the financial goals of the Bank and the Company and such executive’s record of achievement in directing the activities for which such executive is responsible. Among the factors considered are stock price performance, earnings per share and book value per share.

During the fiscal year ended December 31, 2003, Mr. Ensign’s base salary was $215,000, which represented a $17,000 increase from the previous fiscal year based on the preceding factors discussed. Based on the operating results for the year ended December 31, 2003, a bonus of $39,600 was paid to Mr. Ensign. Following a review of available survey data, the Compensation Committee believes that Mr. Ensign’s compensation is appropriate based upon a review of Mr. Ensign’s performance in managing the Company.

The Compensation Committee of New Hampshire Thrift

Bancshares, Inc.

        /s/ John A. Kelley, Jr.

        /s/ Leonard R. Cashman

        /s/ Dennis A. Morrow

Performance Graph

The following graph compares the Company’s total cumulative shareholder return by an investor who invested $100 on December 31, 1998, including reinvestment of dividends, in each of the following:

•	The Russell 2000 Index;

•	A hypothetical fund with investments in the stock of peer corporations (the “Peer Group”); and

•	New Hampshire Thrift Bancshares, Inc.

The Peer Group consists of New England financial institutions with assets totaling between $200 million and $600 million. The members of the Peer Group are:

Abington Bancorp, Inc.	Falmouth Bancorp, Inc.	Northway Financial, Inc.
Bar Harbor Bankshares, Inc.	Mystic Financial, Inc.	Westbank Corporation
Central Bancorp, Inc.	Northeast Bancorp, Inc.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

	Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
New Hampshire Thrift Bancshares, Inc.	100.00	85.42	88.73	116.13	142.96	270.09
Russell 2000	100.00	121.26	117.59	120.52	95.83	141.11
Peer Group	100.00	82.66	81.02	110.76	137.65	204.59

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2003, our Compensation Committee consisted of Directors Cashman, Morrow and Kelley, with Mr. Kelley serving as Chairman. During fiscal 2003, there were no interlocks between members of the compensation committee or executive officers of the Company and corporations with respect to which such persons are affiliated.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation paid or accrued by LSB to or on behalf of the Company’s Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer (the “Named Executive Officers”) for the last three fiscal years ended December 31, 2003. During that time, no other Executive Officer received salary plus bonus in excess of $100,000.

	Annual Compensation			Long Term Compensation				All Other Compensation ($)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Securities Underlying Options (#)
Stephen W. Ensign, Chairman, President and Chief Executive Officer	2003 2002 2001	$ $ $	215,000 198,000 192,500	$ $	39,600 9,625 —	13,500 8,500 —	(1)	$ $ $	22,746 20,727 19,702	(2)(3)

Stephen R. Theroux, Vice Chairman, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Corporate Secretary	2003		$160,000		$30,000	10,000	(1)		$17,416	(2)(3)
	2002		$150,000		$7,325	7,500			$15,927
	2001		$146,500		—	—			$15,102

(1)	Represents shares of common stock as to which the named individual has the right to acquire beneficial ownership pursuant to the exercise of stock options. Such options were granted on October 10, 2003 pursuant to the New Hampshire Thrift Bancshares, Inc. 1998 Stock Option Plan, and vest immediately upon grant.
(2)	The Company provides Mr. Ensign and Mr. Theroux with certain non-cash benefits and perquisites such as the use of a company car. The Company believes that the aggregate value of these benefits for 2003 did not exceed $50,000 or 10% of the aggregate salary and annual bonus reported for them in the Summary Compensation Table.
(3)	Includes contributions made by LSB to LSB’s Profit Sharing-Stock Ownership Plan, a plan qualified under Sections 401(a) and (k) of the Internal Revenue Code, to Mr. Ensign and Theroux amounting to $1,246 and $1,416, respectively, and amounts credited on behalf of Mr. Ensign and Theroux to LSB’s Supplemental Executive Retirement Plan, a nonqualified, unfunded deferred compensation plan for the year ended December 31, 2003 amounting to $21,500 and $16,000, respectively.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

The Company and LSB have entered into parallel employment agreements with Stephen W. Ensign as Chief Executive Officer. The employment agreements are for a period of five years and the agreement with the Company extends automatically each day unless either the Company or Mr. Ensign gives contrary written notice in advance. For 2004, the Board has set Mr. Ensign’s salary at $235,000. The employment agreements provide for participation in discretionary bonuses, retirement and employment benefit plans and other fringe benefits available to executive employees of the Company and LSB.

The Board of Directors may terminate the employment agreements of Mr. Ensign at any time with or without cause. However, termination without cause or following a change in control of NHTB or LSB would subject NHTB to liability for severance benefits in an amount equal to the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional five years. These same severance benefits would be payable to the executive if the executive resigns during the term of his employment agreement due to a material reduction in the executive’s position; authority duties or responsibilities; involuntary relocation of the executive’s place of employment to a location more than 30 miles from his current place of employment; a liquidation or dissolution of NHTB or LSB; or any material breach of the employment agreement by NHTB or LSB. Change in control for purposes of the agreement occurs when any person becomes the beneficial owner of 20% or more of the voting shares of NHTB’s outstanding securities, NHTB undergoes a change of control within the meaning of certain applicable laws or, if as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, a majority of the Board of Directors is not constituted by individuals who were directors before such transaction. If the executive’s employment terminates due to disability as defined in the agreements, the executive shall be entitled to a maximum of three-fourths of the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional five years.

The Company and LSB have also entered into parallel employment agreements with Stephen R. Theroux, Vice Chairman, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Corporate Secretary of the Company and LSB. The benefits provided for in Mr. Theroux’s agreements are identical to those provided to Mr. Ensign except for the level of base salary. Change in control has the same meaning in Mr. Theroux’s employment agreements as it does in Mr. Ensign’s employment agreements. Mr. Theroux’s annual base salary for fiscal 2004 has been set at $175,000.

If NHTB or LSB experiences a change in ownership or control as contemplated under Section 280G of the Internal Revenue Code, a portion of the severance benefits provided under the employment agreements might constitute an “excess parachute payment” under current federal tax laws. Federal tax laws impose a 20 percent excise tax, payable by the executive, on excess parachute payments. Under the employment agreements, NHTB would reimburse the executive for the amount of the excise tax and all income and excise taxes imposed on the reimbursement so that he will retain approximately the same net-after tax amounts under the employment agreement that he would have retained if there was no 20 percent excise tax. The effect of this provision is that NHTB, rather than the executive, bears the financial cost of the excise tax. Neither NHTB, nor LSB could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment.

STOCK OPTION PLAN

Long-term incentives are provided to the Named Executive Officers through awards made under the Stock Option Plans established by NHTB from time to time. Currently, an aggregate of 22,205 shares remain available for the issuance of option awards under NHTB’s 1998 Stock Option Plan and 1996 Stock Option Plan (collectively, the “Stock Option Plans”). All salaried employees and directors are eligible to be granted options under the Stock Option Plans. The Stock Option Plans provide for the issuance of “incentive stock options” qualified under Section 422 of the Internal Revenue Code and “non-qualified stock options.” The Stock Option Plans are administered by a committee of the Board of LSB, which has the authority to select the employees and directors who will be awarded options and determine the amount and other conditions of such awards subject to the terms of the Stock Option Plans.

No option issued under the Stock Option Plans is exercisable after the tenth anniversary from the date it was granted. During the optionee’s lifetime, only the optionee can exercise the option. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. Pursuant to Section 422 of the Code as to incentive stock options, the aggregate fair market value of the stock for which any employee may be granted options, which first become exercisable in any calendar year generally may not exceed $100,000. In addition, no grant may be made to any employee owning more than 10% of the shares of NHTB unless the exercise price is at least 110% of the share’s fair market value and such option is not exercisable more than five years following the option grant.

NHTB will receive no monetary consideration for the granting of options under the Stock Option Plans. Upon the exercise of options, NHTB receives payment from optionees in exchange for shares issued. During the last fiscal year, NHTB did not adjust or amend the exercise price of stock options previously awarded.

The following table summarizes the grants of options that were made to the named executive officers pursuant to the 1998 Plan during fiscal 2003. The 1998 Plan does not provide for the grant of stock appreciation rights.

Option/SAR Grants in Fiscal Year 2003(1) Individual Grants
Name	Securities Underlying Options/SARs Granted (#)	Percent of Options/SARs Granted to Employees in Fiscal Year (%)	Exercise or Base Price ($ Per Share)	Expiration Date	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Stephen W. Ensign	13,500	16.1	26.10	10/10/13	221,591	561,555
Stephen R. Theroux	10,000	11.9	26.10	10/10/13	164,141	415,967

(1)	All options were granted on October 10, 2003 and are fully vested.

The following table provides information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year.

Aggregate Option Exercises in Last Fiscal Year, and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/ Unexercisable(2)
Stephen W. Ensign(1)	—	—	35,500	503,263
Stephen R. Theroux(1)	—	—	21,000	239,475

(1)	All unexercised options are exercisable.

(2)	Based upon a market price of $33.85 per share at December 31, 2003, minus the exercise price.

Retirement Plan

LSB provides eligible employees with a qualified defined benefit plan (the “Retirement Plan”) designed to meet the requirements of Section 401(a) of the Internal Revenue Code and the Employee Retirement Income Security Act (“ERISA”). Eligible employees must be at least 21 years of age and must have been employed by LSB for at least one year. Eligible employees are 100% vested after six years participation. Directors of LSB are not eligible to participate in the Retirement Plan. During 2003, all eligible employees of LSB and its subsidiaries participated in the Retirement Plan. After attainment of normal retirement age (i.e., age 65), a vested participant is entitled to receive normal retirement benefits based upon years of service and level of compensation. At December 31, 2003, Mr. Ensign had 32 years of service and Mr. Theroux had 16 years of service under the Retirement Plan. The Retirement Plan is funded entirely by contributions from LSB. The amounts of annual contributions are determined based on an actuarial analysis of an annual census of LSB’s eligible employees and their salaries at December 31 of each year.

The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous Plan provisions available for various levels of compensation and years of service. Benefits are computed based on an average of an employee’s highest three consecutive years of salary during employment. There is no Social Security or other offset amount. The figures in this table are based upon the assumption that the Plan continues in its present form and certain other assumptions regarding employee participation.

Estimated Annual Benefits Payable for Life

Years of Service at Retirement (Age 65)

Average Annual Pay(1)	10 Years	15 Years	20 Years	25 Years	30 Years
$50,000	$6,900	$10,300	$13,800	$15,200	$15,200
70,000	10,800	16,200	21,600	23,700	23,700
90,000	14,700	22,000	29,400	32,300	32,300
110,000	18,600	27,900	37,200	40,900	40,900
130,000	22,500	33,700	45,000	49,500	49,500
150,000	26,400	39,600	52,800	58,100	58,100
160,000	28,300	42,500	56,700	62,400	62,400
175,000	31,300	46,900	62,500	68,800	68,800
200,000	36,100	54,200	72,300	79,500	79,500

(1)	The definition of pay taken into account for determining benefit payments under the Plan includes substantially the same items of compensation reflected in the Annual Compensation column of the Summary Compensation Table set forth above, but limited to the annual amount that may be taken into account under Section 401(a)(17) of the Code ($200,000 for 2003). Post 1991 benefit accrual is based on a maximum of 22 years of service.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders of the Company

The following table sets forth, as of March 19, 2004, certain information as to the Company’s Common Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of the Company’s Common Stock. We know of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s Common Stock as of March 19, 2004. Except as otherwise indicated, the information provided in the following table was obtained from filings with the Securities and Exchange Commission and with the Company pursuant to the Securities Exchange Act of 1934, as amended and on information presented to management. Addresses provided are those listed in the filings as the address of the person authorized to receive notices and communications. For purposes of the table below, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of any shares of Common Stock: (1) over which he or she has or shares, directly or indirectly, voting or investment power; or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 19, 2004. As used in this proxy statement, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Title	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent
Common Stock, $.01 par value	Jeffrey L. Gendell Tontine Financial Partners, L.P. Tontine Management, L.L.C. 53 Railroad Avenue, Third Floor Greenwich, CT 06830	190,820	(1)	9.3%

(1)	As reported by Jeffrey L. Gendell, Tontine Financial Partners, L.P. and Tontine Management, L.L.C. in a Schedule 13D, Amendment No. 3, dated September 2, 2003, which reported shared voting power and shared investment power with respect to 190,820 shares of Common Stock as of September 2, 2003. Tontine Financial Partners, L.P. is a private investment limited partnership. Tontine Management L.L.C. is the general partner of Tontine Financial Partners, L.P. Mr. Gendell serves as Managing Member of Tontine Management, L.L.C.

Security Ownership of Management

The following table shows the number of shares of the Company’s Common Stock, beneficially owned by each director and executive officer, and all directors and executive officers of the Company as a group, as of March 19, 2004.

Directors, Nominees, and Executive Officers	Number of Shares and Nature of Beneficial Ownership		Percentage of Total Shares
Leonard R. Cashman	18,581	(1)	*
Stephen W. Ensign	78,201	(2)	3.74%
William C. Horn	2,546	(3)	*
John A. Kelley, Jr.	18,552	(4)	*
Peter R. Lovely	37,514	(5)	1.82%
Dennis A. Morrow	25,200	(6)	1.22%
Jack H. Nelson	14,158	(7)	*
Stephen R. Theroux	42,616	(8)	2.04%
Joseph B. Willey	45,747	(9)	2.21%
Total owned by Directors, Nominees and Executive Officers as a group (9 persons)	283,115		13.04%

*	Less than 1%.

(1)	Includes 3,717 shares held jointly by Mr. Cashman and his wife with shared voting and investment power, 3,709 shares for which he has sole voting and investment power in addition to 655 shares held individually by his wife and 10,500 shares subject to outstanding options.

(2)	Includes 27,123 shares held jointly by Mr. Ensign and his wife with shared voting and investment power, 6,500 shares held by Mr. Ensign, 10,565 shares held in a Supplemental Executive Retirement Plan, 5,013 shares held in the Company’s 401(k) plan and 29,000 shares subject to outstanding options.

(3)	Includes 46 shares held in an IRA and 2,500 shares subject to outstanding options.

(4)	Includes 10,552 shares held jointly by Mr. Kelly and his wife with shared voting and investment power and 8,000 shares subject to outstanding options.

(5)	Includes 18,107 shares held jointly by Mr. Lovely and his wife with shared voting and investment power, and 2,500 held by Mr. Lovely, with 1,298 shares held in a spousal IRA for which his wife has sole voting and investment power to which Mr. Lovely disclaims beneficial ownership, with 13,109 shares held in an IRA for which he has sole voting and investment power and 2,500 shares subject to outstanding options.

(6)	Includes 10,700 for which he has sole voting and investment power and 14,500 shares subject to outstanding options.

(7)	Includes 3,658 for which he has sole voting and investment power and 10,500 shares subject to outstanding options.

(8)	Includes 9,808 shares held jointly by Mr. Theroux and his wife with shared voting and investment power, 7,762 shares held in a Supplemental Executive Retirement Plan, 4,046 shares held in the Company’s 401(k) plan and 21,000 shares subject to outstanding options.

(9)	Includes 15,323 shares held jointly by Mr. Willey and his wife with shared voting and investment power, 689 shares owned directly, 19,235 shares held in an IRA for which he has sole voting and investment power and 10,500 shares subject to outstanding options.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

LSB maintains a policy that loans to Directors, Executive Officers and principal shareholders must be made on substantially the same terms as those prevailing for loans to unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Board of Directors approval (with the interested person abstaining) is required on aggregate loans to such persons in excess of 5% of LSB’s unimpaired capital and surplus, or more than $500,000. In addition, a limit has been imposed on aggregate loans to an Executive Officer of the higher of 2.5% of LSB’s capital and unimpaired surplus but no more than $100,000 excluding certain home and education loans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers, and any person holding more than ten percent of the Company’s Common Stock file with the SEC reports of ownership changes, and that such individuals furnish the Company with copies of the reports.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of our executive officers and directors are currently in compliance with all Section 16(a) filing requirements applicable to them for the 2003 fiscal year. Each director of the Company filed one late report with respect to a grant of stock options that occurred in the 2003 fiscal year.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company’s Audit Committee has appointed Shatswell, MacLeod & Co., P.C. as independent auditors for the fiscal year ending December 31, 2004 and we are asking stockholders to ratify the appointment.

One or more representatives of Shatswell, MacLeod & Co., P.C. are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF SHATSWELL, MACLEOD & CO., P.C. AS INDEPENDENT AUDITORS.

A majority of the votes cast is required for ratification. If the shareholders fail to ratify the appointment, such action will be considered as a direction to the Audit Committee to select another independent auditing firm.

PROPOSAL 3 – APPROVAL OF NEW HAMPSHIRE THRIFT BANCSHARES, INC. 2004

STOCK INCENTIVE PLAN

The Board of Directors has adopted the New Hampshire Thrift Bancshares, Inc. 2004 Stock Incentive Plan, subject to approval by our shareholders. We have provided below a summary of our reasons for adopting this plan and seeking the approval of our shareholders. The following summary is qualified in its entirety by the full text of the plan document. The plan document is included at the end of this proxy statement in Appendix B and is incorporated by reference into this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE NEW HAMPSHIRE THRIFT BANCSHARES, INC. 2004 STOCK INCENTIVE PLAN.

Why the Company is Asking for Shareholder Approval

The Company is asking its shareholders to approve the New Hampshire Thrift Bancshares, Inc. 2004 Stock Incentive Plan so that the Company will be able to continue to grant stock-based compensation to its directors and officers. Most of the companies with which the Company competes for directors and management-level employees are public companies that offer stock awards as part of their director and officer compensation packages. By approving this plan, the Company’s shareholders will enable us to continue offering a competitive compensation package that is linked to the Company’s stock price performance in attracting and retaining highly qualified directors and officers.

In addition, as a Nasdaq Stock Exchange listed company, the Company is required to seek the approval of our shareholders before implementing an equity compensation plan such as this plan. Shareholder approval will also enhance the Company’s ability to deduct the expense of certain awards for federal income tax purposes.

If the Company Does Not Receive Shareholder Approval the Plan Will Not Be Implemented

If the plan does not receive the approval of the shareholders, it will not be implemented. In this event, we expect that our Board of Directors will consider substituting other forms of compensation to assure that our compensation packages for officers and directors are competitive with those of other publicly traded financial services companies in the Northeast.

Purpose of the 2004 Stock Incentive Plan

The purpose of the plan is to promote our growth and profitability, to provide certain key officers, employees and directors of the Company and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in the Company.

Description of the 2004 Stock Incentive Plan

Administration. Initially, the Plan will be administered by a committee appointed by the Board of Directors consisting of the members of the Compensation Committee of our Board of Directors. The administrative committee will consist of not less than two members of the Board of Directors. The administrative committee has broad discretionary powers. The Board of Directors may exercise any power or discretion conferred on the administrative committee.

Stock Subject to the 2004 Stock Incentive Plan. The Company will at all times reserve and keep available such number of shares as may be required to meet the needs of the Plan. A maximum of 208,000 shares of Company common stock may be issued under the Plan. As of March 19, 2004, the aggregate fair market value of the shares to be reserved under this Plan was $6,429,280, based on the closing sales price per share of Company common stock of $30.91 on the Nasdaq Stock Market on March 19, 2004.

Eligibility. The administrative committee selects the people who may participate in the plan. Any key employee or non-employee director of the Company, the Bank, or any other subsidiary, may be selected to participate.

Terms and Conditions of Awards. The administrative committee may, in its discretion, grant any or both of two types of equity-linked awards to eligible individuals: stock options and restricted stock awards. The administrative committee will, in its discretion, determine the type of awards made and establish other terms and conditions applicable to the award. In setting terms and conditions, it must observe the following restrictions:

•	It may not grant awards that will result in the issuance of more than 208,000 shares in the aggregate or more than 104,000 as restricted stock awards.

•	It may not grant awards for more than 50,000 shares annually in the form of options, nor more than 25,000 shares annually in the form of restricted stock, to any individual “covered employee” under section 162(m) of the Internal Revenue Code.

•	It may not grant awards with an effective date that is before the date that the Company receives shareholder approval for the plan.

Stock Options. The administrative committee sets the terms and conditions of the stock options that it grants. In setting terms and conditions, it must observe the following restrictions:

•	It may not grant a stock option with a purchase price that is less than the fair market value of a share of Company common stock on the date it grants the stock option.

•	It may not grant a stock option with a term that is longer than 10 years.

The administrative committee may grant incentive stock options to officers and employees that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment. Incentive stock options are subject to certain additional restrictions under the Internal Revenue Code and the 2004 Stock Incentive Plan. Unless otherwise designated by the administrative committee, options granted under the 2004 Stock Incentive Plan will be exercisable for a period of ten years after the date of grant (or for a shorter period ending three months after the option holder’s termination of employment due to discharge without cause, one year after termination of employment due to death or disability or immediately upon voluntary resignation or termination for cause). The exercise period may be further extended (but not beyond a maximum option period of ten years) by up to three years in the event of a change of control and, in the event the option is scheduled to expire while a securities trading suspension is in effect or an option holder, until 90 days following the end of the suspension period.

Upon the exercise of an option, the exercise price must be paid in full. Payment may be made in cash, shares of our common stock already owned by the option holder or in such other consideration as the administrative committee authorizes. Vested options may be transferred prior to exercise only to certain family members and on death of the option holder. If permitted by the administrative committee, options may be exercised before they are vested; in this case, the shares issued upon exercise will carry a restrictive legend prohibiting transfer prior to the vesting date and requiring that the shares be returned to us in exchange for the lesser of the exercise price paid or the fair market value of the shares when returned if the vesting conditions are not satisfied. Unless otherwise specified by the committee, stock options will not be exercisable prior to vesting and will vest at the rate of 20% per year beginning on the first anniversary of the grant date. In the event of termination of employment due to death or disability, the vesting of stock options scheduled to vest within six months after the termination date will be accelerated. In the event of a change of control, the vesting of all options is accelerated.

Restricted Stock. As a general rule, shares of Company common stock that are subject to a restricted stock award are held by the administrative committee or other trustees for the benefit of the award recipient until vested and, when vested, are transferred to the award recipient. Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the award recipient shall exercise any voting or tender rights in its discretion and hold and the administrative committee shall accumulate any dividends or distributions for distribution at the same time and terms as the underlying shares. In the alternative, the administrative committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions.

All restricted stock awards will be subject to a vesting schedule specified by the administrative committee when the award is made. If the committee does not specify a vesting schedule, the award will vest at the rate of 20% per year beginning on the first anniversary of the date of grant. In the event of death or termination due to disability before the vesting date, unvested awards that would have vested within six months after death or termination for disability will be deemed vested. All other awards that are unvested at termination of employment will be forfeited, with the award recipient receiving a refund equal to the lesser of the fair market value of the unvested shares at termination of employment or the amount (if any) paid when the award was made. All unvested awards will vest in the event of a change in control.

Performance-Based Restricted Stock Awards. At the time of grant, the administrative committee may designate a restricted stock award as a performance-based restricted stock award. If it does so, it shall establish, in addition to or in lieu of service-based vesting requirements, one or more performance goals which must be attained by the award recipient as a condition of retention of the shares. The performance goal(s) shall be based on one or more of the following:

(i) earnings per share;

(ii) net income;

(iii) return on average equity;

(iv) return on average assets;

(v) core earnings;

(vi) stock price;

(vii) operating income;

(viii) operating efficiency ratio;

(ix) net interest rate spread;

(x) loan production volumes;

(xi) non-performing loans;

(xii) cash flow;

(xiii) total shareholder returns;

(xiv) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; and

(xv) except in the case of a covered employee, any other performance criteria established by the administrative committee.

Performance goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the administrative committee, include or exclude extraordinary items and/or the results of discontinued operations. Each performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, past performance (or the past performance of individual business units) and/or the past or current performance of other companies. Attainment of the performance goals will be measured over a performance measurement period specified by the administrative when the award is made. Performance goals will be measured over a period of at least three years. At least 75% of any performance measurement period will occur after the performance goal(s) are established.

The administrative committee shall determine in its discretion whether the award recipient has attained the goals. If they have been satisfied, it shall certify that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant awards will be forfeited. If the performance goals and any service-based vesting schedule are satisfied the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient). If the performance goals are achieved prior to the end of the performance measurement period, the awards may be distributed early.

Mergers and Reorganizations. The number of shares available under the plan, the maximum limits on awards to individual officers and directors and any outstanding awards will be adjusted to reflect any merger, consolidation or business reorganization in which the Company is the surviving entity, and to reflect any stock split, stock dividend or other event where the committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, outstanding awards may be exchanged for awards linked to the equity of the surviving entity that are designed to neither increase or diminish the rights of the holders of the outstanding awards or may be settled for a monetary or other payment when the merger, consolidation or reorganization occurs.

Conditions of Effectiveness. This plan will become effective upon its approval by the Company’s shareholders and will continue in effect for ten years from the date of such approval unless terminated sooner. No performance-based restricted stock awards will be granted after the fifth anniversary of the plan’s effective date unless the list of permissible performance goals is re-approved by the shareholders of the Company.

Termination or Amendment

The Company’s Board of Directors has the authority to suspend or terminate the plan in whole or in part at any time by giving written notice to the administrative committee, however, no amendment or termination may affect any award granted prior to the amendment or termination without the recipient’s consent.

The Company’s Board of Directors has the authority to amend or revise the plan in whole or part at any time. As a Nasdaq Stock Market listed company, the Company is required to seek shareholder approval for amendments to the plan that are deemed material under the Nasdaq Stock Market listing rules. The plan does not authorize the re-pricing of stock options without shareholder approval. No material amendments affecting the terms of performance-based restricted stock awards may be made without shareholder approval.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting awards that may be granted under the plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The plan is not a qualified plan under Section 401(a) of the Internal Revenue Code.

Restricted Stock Awards. The restricted stock awards under the plan do not result in federal income tax consequences to either us or the award recipient when they are made. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. The Company will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the plan, such dividend amounts will also be included in the ordinary income of the recipient. The Company will be allowed to claim a deduction for compensation expense for this amount as well. In certain cases, a recipient of a restricted stock award that is not a performance-based restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.

Stock Options. Incentive stock options will not create federal income tax consequences when they are granted. If they are exercised during employment or within three months after termination of employment (one year in cases of termination due to death or disability), the exercise will not create federal income tax consequences either. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income. The amount by which the fair market value of the shares acquired on exercise exceeds the option exercise price will be an item of adjustment in the year of exercise for purposes of determining the option holder’s liability, if any, for alternative minimum tax.

Incentive stock options that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are treated as non-qualified stock options. Non-qualified stock options will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option. A cash payment, if directed by the administrative committee on a merger or other reorganization under the plan’s change of control provisions, is taxed as if it were the exercise of a non-qualified stock option followed immediately by a resale of the stock acquired by exercising the option.

When a non-qualified stock option is exercised, the Company may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, there is no tax deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised. A cash payment if directed by the administrative committee on a merger or other reorganization under the plan’s change of control provisions is deductible as if it were the exercise of a non-qualified stock option.

Deduction Limits. Section 162(m) of the Internal Revenue Code limits our deductions for compensation in excess of $1,000,000 per year for the Company’s chief executive officer and the four other most highly paid executives named in the summary compensation table in the Company’s proxy statement. Compensation amounts resulting from so-called “qualified performance-based compensation” are not subject to this limit. Restricted stock awards, other than performance-based restricted stock awards, may be subject to this deduction limitation if the amount of the restricted stock awards plus other compensation of the executive that is subject to the limit exceeds $1,000,000. The Company has designed the plan so that stock options, and performance-based restricted stock awards may qualify as qualified performance-based compensation that is not subject to the $1,000,000 deduction limit. The administrative committee will take these deduction limits into account in setting the size and the terms and conditions of awards. However, the administrative committee may decide to grant restricted stock awards all or a portion of which will exceed the deduction limit.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the plan. State and local tax consequences may also be significant.

Stock option and restricted stock awards under the plan are discretionary and the committee has not yet determined to whom awards will be made and the terms and conditions of such awards. As a result, no information is provided concerning the benefits to be delivered under the plan to any individual or group of individuals.

Equity Compensation Plan Information

Set forth below is certain information, as of December 31, 2003, concerning our equity compensation plans for which the Company has previously obtained shareholder approval and those equity compensation plans for which the Company has not previously obtained shareholder approval:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants or rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	268,500	$20.68	22,205
Equity compensation plans not approved by security holders	—	—	—
Total	268,500	$20.68	22,205

OTHER BUSINESS

We know of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

ADDITIONAL INFORMATION

Information About Stockholder Proposals

If you wish to submit proposals to be included in our 2004 proxy statement for the 2005 Annual Meeting of Stockholders, we must receive them by December 8, 2004, pursuant to the proxy soliciting regulations of the SEC. SEC rules contain standards as to what stockholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the rules and regulations promulgated by the SEC.

By Order of the Board of Directors,

/s/ STEPHEN R. THEROUX

Stephen R. Theroux
Vice Chairman, Executive Vice President, Chief Operating Officer, Chief Financial Officer & Corporate Secretary

Newport, New Hampshire

April 7, 2004

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

APPENDIX A

Audit Committee of the Board of Directors of

New Hampshire Thrift Bancshares, Inc.

Charter

I.	Statement of Policy

The primary function of the Audit Committee of the Board of Directors of New Hampshire Thrift Bancshares, Inc. (“Company”) is to provide assistance to the Company’s Board of Directors in fulfilling its responsibilities to the Company’s shareholders and the investment community relating to the Company’s accounting and reporting practices and the quality and integrity of the Company’s financial reports. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the Company’s Board of Directors, outside auditors, internal auditors and senior management.

II.	Composition of the Audit Committee

The Audit Committee shall consist of at least three members, a majority of which shall be “independent” directors of the Company, and shall serve at the pleasure of the Board of Directors. An “independent” Director is defined as an individual who (a) is not an officer or salaried employee of the Company, (b) is not an attorney who receives any fee or compensation from the Company, (c) does not have any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as an Audit Committee member and (d) meets the NASDAQ Stock Market’s definition of independent director. Additionally, Audit Committee members should have few or no ties to the Company other than through their duties as Board members. In selecting the members of the Audit Committee, the Board of Directors will take into account the requirements imposed by, and the interpretations of, the applicable federal and state banking regulations.

The members of the Audit Committee shall be designated by the full Board of Directors at each annual meeting of the Board. The Board shall designate one member of the Audit Committee to serve as chairman of the committee.

III.	Meetings

The Audit Committee shall meet at least four times a year or more frequently as circumstances require. The Audit Committee shall maintain minutes of each meeting of the Audit Committee and shall report the actions of the Audit Committee to the Board of Directors, with such recommendations as the Audit Committee deems appropriate. The Audit Committee may meet periodically with the internal auditor, the outside auditors and the Company’s financial management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit

New Hampshire Thrift Bancshares, Inc.	Audit Charter

Committee. The Audit Committee should meet with financial management quarterly to review the Company’s quarterly report on Form 10-QSB, along with the review statement from the outside auditors, before it is filed with the Securities and Exchange Commission. The Audit Committee shall meet with the outside auditors any time the Audit Committee deems it appropriate. The Audit Committee will review any public announcement of the Company’s financial results, audited or unaudited, before such announcement is made.

IV.	Responsibilities and Duties of the Audit Committee

The primary duties and responsibilities of the Audit Committee are to oversee and monitor the Company’s financial reporting process and internal control system and review and evaluate the performance of the Company’s outside auditors and internal auditing staff. In fulfilling these duties and Responsibilities, the Audit Committee shall take the following actions, in addition to performing such functions as may be assigned by law, the Company’s charter or bylaws or the Board of Directors:

1.	The Audit Committee shall nominate, select, evaluate and, when appropriate, recommend the replacement of the outside auditors, subject to the approval of the Board of Directors. As part of the audit process, the Audit Committee shall meet with the outside auditors to discuss and decide the audit’s scope. The Audit Committee shall determine that the outside audit team engaged to perform the external audit consists of competent, experienced, financial institution auditing professionals. The Audit Committee shall also review and approve the compensation to be paid to the outside auditors.

2.	The Audit Committee shall require the outside auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the outside auditors and the Company that may affect the objectivity and independence of the outside auditors, and the Audit Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. The Audit Committee shall take, or recommend that the full Board take, appropriate action to ensure the independence of the outside auditors.

3.	The Audit Committee shall require the outside auditors to advise the Company of any fact or circumstance that might adversely affect the outside auditors’ independence or judgment with respect to the Company under applicable auditing standards.

4.	The Audit Committee shall require the outside auditors to advise the Company if it becomes aware that any officer or employee of the Company, or its direct or indirect subsidiaries or affiliates, is related to a partner, employee or other representative of the outside auditors, to the extent that such relationship might adversely affect the Company under applicable auditing standards.

New Hampshire Thrift Bancshares, Inc.	Audit Charter

5.	The Audit Committee shall periodically meet with the outside auditors, with no management in attendance, to discuss internal controls and the fullness and accuracy of the Company’s financial statements.

6.	The Audit Committee shall meet with the outside auditors and management to review the Company’s annual report on Form 10-KSB and discuss any significant adjustments, management judgments and accounting estimates and any significant new accounting policies before such form is filed with the Securities and Exchange Commission.

7.	Upon the completion of the annual audit, the Audit Committee shall review the audit findings, including any comments or recommendations of the outside auditors, with the entire Board of Directors and state its recommendation to the Board of Directors as to whether the audited financial statements should be included in the Company’s annual report on Form 10-KSB.

8.	The Audit Committee shall review the regular internal reports to management prepared by the internal auditing department and management’s response.

9.	The Audit Committee shall review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

10.	The Audit Committee shall consider and review with management and the internal auditor: (a) significant findings during the year and management’s responses thereto, including the status of previous audit recommendations, (b) any difficulties encountered in the course of their audits, including any restrictions on the scope of activities or access to required information, (c) any changes required in the planned scope of the internal audit plan and (d) the internal auditing department budget and staffing.

11.	The Audit Committee may consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices, as suggested by the outside auditors, the internal auditor or management, and the Audit Committee shall review with the outside auditors, the internal auditor and management the extent to such changes have been implemented (to be done at an appropriate amount of time subsequent to the implementation of such changes, as decided by the Audit Committee).

12.	The Audit Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable, and the Audit Committee shall retain outside counsel, accountants or others for this purpose if, in its judgment, that is appropriate.

13.	The Audit Committee shall prepare a report for inclusion in the Company’s proxy statement describing the discharge of the Audit Committee’s responsibilities.

New Hampshire Thrift Bancshares, Inc.	Audit Charter

New Hampshire Thrift Bancshares, Inc.

Audit Committee

Audit Committee Members

At least 3 members, 2 must be “independent”

Full Board designates committee members at the annual meeting of the Board of Directors

Full Board designates one member as chairman

Committee Tasks

Annually

Nominate and recommend to Board the engagement and/or replacement of outside auditors

Review and approve outside auditors compensation

Require written statement from outside auditors attesting to their independence

Require outside auditors to advise NHTB of any fact that may compromise its independence

Require outside auditors to disclose any relationships between auditors and employees

Meet with outside auditors:

•	Discuss audit scope with outside auditors

•	Review Form 10-KSB and discuss significant adjustments, before filing

•	Privately, to discuss fullness and accuracy of financial reports

•	Privately, to discuss internal controls

Review audit findings with the entire Board

Make recommendation to Board to include financial statements in annual report on 10-KSB

Review internal audit function including internal audit plans

Prepare a report for inclusion in the proxy statement, describing discharge of duties

Quarterly

Hold meetings, keep minutes

Meet with CFO

Review Form 10-QSB along with review statement from outside auditors

Review internal audit reports along with management’s response

Meet with management and internal auditor

•	Review significant findings along with management’s response

•	Review status of previous audit recommendations

•	Discuss any difficulties encountered in conducting the audit

•	Consider changes in planned scope of internal audit plans

•	Consider internal audit staffing and budget

New Hampshire Thrift Bancshares, Inc.	Audit Charter

Prior to public announcement of financial results

Review announcement before it is released

Discretionary

Meet in separate executive sessions to discuss matters privately

Meet with internal auditor, outside auditors, financial management

Consider changes to Company accounting principals & practices and auditing

Authority

The Audit Committee may, at its discretion, retain outside counsel, accountants, or others for assistance with matters within the scope of its responsibilities and duties.

APPENDIX B

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

2004 STOCK INCENTIVE PLAN

Adopted March 11, 2004

Effective as of May 13, 2004

Continued

Continued

Page
Section 5.8	Limitations on Options	B-19

Article VI

Restricted Stock Awards

Section 6.1	In General	B-20
Section 6.2	Vesting Date	B-22
Section 6.3	Performance-Based Restricted Stock Awards	B-22
Section 6.4	Dividend Rights	B-25
Section 6.5	Voting Rights	B-25
Section 6.6	Tender Offers	B-25
Section 6.7	Designation of Beneficiary	B-25
Section 6.8	Manner of Distribution of Awards	B-26
Section 6.9	Taxes	B-26

Article VII

Special Tax Provisions

Section 7.1	Tax Withholding Rights	B-26
Section 7.2	Code Section 83(b) Elections	B-26
Section 7.3	Election to Defer Income Tax Liability Pursuant to Deferred Compensation Program	B-27

Article VIII

Amendment and Termination

Section 8.1	Termination	B-27
Section 8.2	Amendment	B-27
Section 8.3	Adjustments in the Event of Business Reorganization	B-27

Article IX

Miscellaneous

Section 9.1	Status as an Employee Benefit Plan	B-29
Section 9.2	No Right to Continued Employment	B-29
Section 9.3	Construction of Language	B-29

Continued

Page
Section 9.4	Governing Law	B-29
Section 9.5	Headings	B-29
Section 9.6	Non-Alienation of Benefits	B-30
Section 9.7	Notices	B-30
Section 9.8	Approval of Shareholders	B-30

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

2004 STOCK INCENTIVE PLAN

ARTICLE I

PURPOSE

Section 1.1 General Purpose of the Plan. The purpose of the Plan is to promote the growth and profitability of New Hampshire Thrift Bancshares, Inc., by providing certain directors, key officers and employees of New Hampshire Thrift Bancshares, Inc. and its Parents and Subsidiaries with an incentive to achieve corporate objectives and by attracting and retaining individuals of outstanding competence through a participation interest in the performance of Common Stock of New Hampshire Thrift Bancshares, Inc.

ARTICLE II

DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Section 2.1 Award Notice means, with respect to a particular Restricted Stock Award, a written instrument evidencing the Restricted Stock Award and establishing the terms and conditions thereof.

Section 2.2 Bank means Lake Sunapee Bank, fsb, a federally chartered savings institution, and any successor thereto.

Section 2.3 Beneficiary means the Person designated by an Eligible Individual to receive any Shares subject to a Restricted Stock Award made to such Eligible Individual that become distributable, or to have the right to exercise any Options granted to such Eligible Individual that are exercisable, following the Eligible Individual’s death.

Section 2.4 Board means the Board of Directors of the Company.

Section 2.5 Change in Control means any of the following events:

(a) the occurrence of any event (other than an event described in section 2.5(c)(i)) upon which any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan maintained for the benefit of employees of the Company; (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (C) any group constituting a person in which employees of the Company are substantial members, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities issued by the Company representing 20%

or more of the combined voting power of all of the Company’s then outstanding securities, for any securities purchased by the Company’s employee stock ownership plan and trust;

(b) the occurrence of any event upon which the individuals who on the date the Plan is adopted are members of the Board, together with individuals whose election by the Board or nomination for election by the Company’s stockholders was approved by the affirmative vote of at least three-quarters of the members of the Board then in office who were either members of the Board on the date this Plan is adopted or whose nomination or election was previously so approved, cease for any reason to constitute a majority of the members of the Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act);

(c) the shareholders of the Company approve either:

(i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation following which both of the following conditions are satisfied:

(A) either (I) the members of the Board of the Company immediately prior to such merger or consolidation constitute at least a majority of the members of the governing body of the institution resulting from such merger or consolidation; or (II) the shareholders of the Company own securities of the institution resulting from such merger or consolidation representing 80% or more of the combined voting power of all such securities of the resulting institution then outstanding in substantially the same proportions as their ownership of voting securities of the Company immediately before such merger or consolidation; and

(B) the entity which results from such merger or consolidation expressly agrees in writing to assume and perform the Company’s obligations under the Plan; or

(ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets;

(d) the occurrence of an event which would require the Company to report a response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act of 1934;

(e) the occurrence of an event which would result in a Change in Control of the Bank within the meaning of the Home Owners’ Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision (“OTS”), as in effect on the date hereof (provided that in applying the definition of change in control as set forth in the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); and

(f) any event that would be described in section 2.3(a), (b), (c) or (d) if “the Bank” were substituted for “the Company” therein.

Section 2.6 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

Section 2.7 Committee means the Committee described in section 4.1.

Section 2.8 Company means New Hampshire Thrift Bancshares, Inc., a corporation organized and existing under the laws of the State of Delaware, and any successor thereto.

Section 2.9 Covered Employee means, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a “covered employee” (within the meaning of section 162(m) of the Code).

Section 2.10 Disability means a condition of incapacity, mental or physical, for the performance of services which the Committee determines, on the basis of competent medical evidence, is likely to be permanent, to continue for an indefinite period of at least one hundred eighty (180) days, or to result in death.

Section 2.11 Disinterested Board Member means a member of the Board who: (a) is not a current employee of the Company or a subsidiary, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a subsidiary, either directly or indirectly, in any capacity other than as a director except in an amount for which disclosure would not be required pursuant to Item 404(a) of the proxy solicitation rules of the Securities and Exchange Commission and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Items 404(a) or (b) of the proxy solicitation rules of the Securities and Exchange Commission. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list Shares.

Section 2.12 Earliest Exercise Date means, with respect to an Option, the earliest date on which the Option may be exercised. The Earliest Exercise Date may, but need not, be the same as the Option’s Vesting Date.

Section 2.13 Effective Date means May 13, 2004.

Section 2.14 Eligible Employee means any employee of the Company, or of a Parent or Subsidiary, whom the Committee may determine to be a key officer or employee and select to receive a Restricted Stock Award or a grant of an Option pursuant to the Plan.

Section 2.15 Eligible Individual means: (a) any Eligible Employee; and (b) any non-employee director of the Company or a Parent or Subsidiary.

Section 2.16 Employer means the Company, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution. With respect to any Eligible Individual, the Employer shall mean the entity which employs such person or upon whose board of directors such person serves.

Section 2.17 Exchange Act means the Securities Exchange Act of 1934, as amended.

Section 2.18 Exercise Period means the period during which an Option may be exercised.

Section 2.19 Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option.

Section 2.20 Fair Market Value means, with respect to a Share on a specified date:

(a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity;

(b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date, as of the close of the market in New York City and without regard to after-hours trading activity, on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(c) if sections 2.20(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

Section 2.21 Family Member means, with respect to any Eligible Individual: (a) any of the Eligible Individual’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Eligible Individual’s household (other than as a tenant or employee, directly or indirectly, of the Eligible Individual); (c) a trust in which any combination of the Eligible Individual and Persons described in section 2.21(a) and (b) own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Eligible Individual and Persons described in sections 2.21(a) and (b) control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Eligible Individual and Persons described in sections 2.21(a) and (b) control more than fifty percent (50%) of the voting interests.

Section 2.22 Incentive Stock Option means a right to purchase Shares that is granted to an Eligible Employee pursuant to section 5.1, that is designated by the Committee to be an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

Section 2.23 Non-Qualified Stock Option means a right to purchase Shares that is either (a) granted to an Eligible Individual who is not an Eligible Employee or (b) granted to an Eligible Employee and either (i) is not designated by the Committee to be an Incentive Stock Option, or (ii) does not satisfy the requirements of section 422 of the Code.

Section 2.24 Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

Section 2.25 Option Agreement means a written instrument evidencing an Option granted under the Plan.

Section 2.26 Option Holder means, at any relevant time with respect to an Option, the person having the right to exercise the Option.

Section 2.27 Parent means any entity, whether or not incorporated, in an unbroken chain of entities ending with the Company where each entity other than the first entity in the unbroken chain owns stock or other equity interests in one of the other entities in the unbroken chain possessing fifty percent (50%) or more of the combined voting power of all of the other entity’s outstanding stock or other interests that vote generally in the election of the other entity’s directors or other governing body.

Section 2.28 Performance Goal means, with respect to any Performance-Based Restricted Stock Award, the performance goal or performance goal(s) established pursuant to section 6.3(a), the attainment of which is a condition of vesting of the Performance-Based Restricted Stock Award.

Section 2.29 Performance Measurement Period means, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured.

Section 2.30 Performance-Based Restricted Stock Award means a Restricted Stock Award to which section 6.3 is applicable.

Section 2.31 Permitted Transferee means, with respect any Recipient, a Family Member of the Recipient to whom an Option has been transferred in accordance with section 5.8.

Section 2.32 Person means an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Section 2.33 Plan means the New Hampshire Thrift Bancshares, Inc. 2004 Stock Incentive Plan, as amended from time to time.

Section 2.34 Recipient means the person to whom an Option is granted or a Restricted Stock Award is made.

Section 2.35 Restricted Stock Award means an award of Shares pursuant to Article VI.

Section 2.36 Service means, unless the Committee provides otherwise in an Option Agreement or Restricted Stock Award Notice, service in any capacity as a common-law employee, consultant or non-employee director to the Company or a Parent or Subsidiary.

Section 2.37 Share means a share of Common Stock, par value $.01 per share, of the New Hampshire Thrift Bancshares, Inc.

Section 2.38 Subsidiary means any entity, whether or not incorporated, in an unbroken chain of entities beginning with the Company where each entity other than the last entity in the unbroken chain owns stock or other equity interests in one of the other entities in the unbroken chain possessing fifty percent (50%) or more of the combined voting power of all of the other entity’s outstanding stock or other interests that vote generally in the election of the other entity’s directors or other governing body.

Section 2.39 Termination for Cause means one of the following:

(a) for an Eligible Individual who is not an officer or employee of any bank or savings institution regulated by the Office of Thrift Supervision, termination of employment with the Employer upon the occurrence of any of the following:

(i) the employee intentionally engages in dishonest conduct in connection with his performance of services for the Employer resulting in his conviction of or plea of guilty or nolo contendere to a felony;

(ii) the employee is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude;

(iii) the employee willfully fails or refuses to perform his duties under any employment or retention agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Employer;

(iv) the employee breaches his fiduciary duties to the Employer for personal profit; or

(v) the employee’s willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Employer;

(b) for an Eligible Individual who is an officer or employee of a bank or savings institution regulated by the Office of Thrift Supervision, termination of employment for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or for any reason constituting cause for termination under any written employment agreement between the Employer and such Eligible Employee, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; provided, however, that such individual shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, which notice shall be given to such individual not later than five (5) business days after the board of directors of the Employer adopts, and shall be accompanied by, a resolution duly approved by affirmative vote of a majority of the entire board of directors of the Employer at a meeting called and held for such purpose (which meeting shall be held not less than fifteen (15) days nor more than thirty (30) days after notice to the individual), at which meeting there shall be a reasonable opportunity for the individual to make oral and written presentations to the members of the board of directors of the Employer, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the board of directors of the Employer grounds exist for discharging the individual for cause; or

(c) for an Eligible Individual who is a non-employee director, removal for cause under the terms of the laws or any law rule or regulation applicable to the entity upon whose board of directors the individual serves as a non-employee director.

Section 2.40 Vesting Date means the date on which an Option, Restricted Stock Award, or Shares acquired upon exercise of an Option cease to be forfeitable upon termination of the Recipient’s Service.

ARTICLE III

AVAILABLE SHARES

Section 3.1 Shares Available under the Plan.

Subject to section 8.3, the maximum aggregate number of Shares which may be issued for Restricted Stock Awards and upon the exercise of Options shall be 208,000 Shares.

Section 3.2 Shares Available for Options.

Subject to section 8.3, the maximum aggregate number of Shares which may be issued upon exercise of Options shall be 208,000 Shares, and the maximum aggregate number of Options which may be granted to any one individual shall be 50,000 Options.

Section 3.3 Shares Available for Restricted Stock Awards.

Subject to section 8.3, the maximum number of Shares which may be issued as Restricted Stock Awards under the Plan shall be 104,000 Shares and the maximum aggregate number of Shares which may be granted as Restricted Stock Awards to any one individual shall be 25,000 Shares.

ARTICLE IV

ADMINISTRATION

Section 4.1 Committee.

(a) Subject to section 4.1(b), the Plan shall be administered by the members of the Compensation Committee of New Hampshire Thrift Bancshares, Inc. who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members.

(b) The Board may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

(c) No member of the Committee on the Board shall participate in any action taken by such body under the Plan if he or she is personally affected thereby, unless all members of the Committee or Board, as applicable, are similarly affected.

Section 4.2 Committee Action.

The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

Section 4.3 Committee Responsibilities.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to the Restricted Stock Awards or Options, if any, to be granted, and the terms and conditions thereof;

(b) with the consent of the Recipient or Beneficiary, as applicable, amend or modify the terms of any outstanding Option or Restricted Stock Award or accelerate or defer the Vesting Date or Earliest Exercise Date thereof;

(c) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(d) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Committee made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

ARTICLE V

STOCK OPTIONS

Section 5.1 Grant of Options.

(a) Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Individual an Option to purchase Shares. An Option for an Eligible Employee must be designated as either an Incentive Stock Option or a Non-Qualified Stock Option and, if not designated as either, shall be a Non-Qualified Stock Option. An Option for an Eligible Individual who is not an Eligible Employee shall be a Non-Qualified Stock Option.

(b) Any Option granted under this section 5.1 shall be evidenced by a written agreement which shall:

(i) specify the number of Shares covered by the Option determined in accordance with section 5.2;

(ii) specify the Exercise Price, determined in accordance with section 5.3, for the Shares subject to the Option;

(iii) specify the Earliest Exercise Date and the Exercise Period determined in accordance with section 5.4;

(iv) specify the Vesting Date determined in accordance with section 5.5;

(v) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

(vi) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to an Option granted to an Eligible Individual.

Section 5.2 Size of Option.

Subject to section 3.2 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted Options shall be determined by the Committee, in its discretion.

Section 5.3 Exercise Price.

The price per Share at which an Option granted to an Eligible Individual may be exercised shall be determined by the Committee, in its discretion, provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

Section 5.4 Exercise Period; Earliest Exercise Date.

(a) Subject to section 5.4(b), the Exercise Period during which an Option may be exercised shall commence on the Earliest Exercise Date specified by the Committee in the Option Agreement (or, if no Earliest Exercise Date is specified in the Option Agreement, on the Vesting Date). It shall expire on the date specified in the Option Agreement (and in any event no later than the tenth anniversary of the date of grant) or, if no date is specified, on the earliest of:

(i) the date and time when the Recipient terminates Service for any reason other than the Recipient’s death, Disability or discharge that is not a Termination for Cause or the date and time when the Recipient is discharged in a Termination for Cause;

(ii) the last day of the three-month period that begins on the date and time when the Recipient terminates Service due to discharge that is not a Termination for Cause;

(iii) the last day of the one-year period that begins on the date and time when the Recipient terminates Service due to the Recipient’s death or Disability; and

(iv) the last day of the ten-year period commencing on the date on which the Option was granted.

A Recipient’s termination of Service prior to the Earliest Exercise Date of an Option shall, unless otherwise provided in the Option Agreement, result in the Option being canceled without consideration at the close of business on the last day of Service. An Option that remains unexercised at the close of business on the last day of the Exercise Period (including but not limited to an Option whose Earliest Exercise Date has not occurred) shall be canceled without consideration at the close of business on the last day of the Exercise Period.

(b) Unless otherwise determined by the Committee and specified in the Option Agreement:

(i) if a Change in Control occurs while an Option is outstanding and on or before its scheduled expiration date, then for purposes of exercising vested Options, the date on which the Exercise Period expires shall be extended to the earliest to occur of: (A) tenth (10th) anniversary of the date the Option was granted; and (B) the third (3rd) anniversary of the date of the Change in Control; or any later date determined under section 5.4(b)(ii) or (iii);

(ii) if a Change in Control occurs while an Option is outstanding and on or before its Earliest Exercise Date, then solely for the purpose of measuring the Exercise Period (but not for purposes of vesting), the Recipient of the Option shall be deemed to continue in Service through the applicable Earliest Exercise Date, and the date on which the Exercise Period expires shall be extended to the earliest to occur of: (A) the tenth (10th) anniversary of the date the Option was granted; (B) the third (3rd) anniversary of the date of the Change in Control; and (C) ninety (90) days after the Earliest Exercise Date; or any later date determined under section 5.4(b)(i) or (iii);

(iii) if, on the date an Option is otherwise scheduled to expire, the holder of the Option may not then exercise the Option or sell Shares on a national securities exchange without violating applicable federal, state or local securities laws or the terms of a securities trading blackout (including but not limited to a blackout period established under the Company’s securities trading policy or a contractual lockup in connection with a securities offering or other transaction involving the Company), the date on which the Exercise Period expires shall be extended to the earliest to occur of: (A) the tenth (10th) anniversary of the date the Option was granted; and (B) ninety (90) days after the last day of the securities trading blackout; or any later date determined under section 5.4(b)(i) or (ii); and

(iv) the Earliest Exercise Date (but not the Vesting Date) of any Option outstanding on the date of the Recipient’s termination of Service due to death or Disability shall be accelerated to the date of such termination of Service provided that the Recipient of such Option remained in continuous Service during the period beginning on the date the Option is granted and ending on the date of termination of Service.

Section 5.5 Vesting Date.

(a) Subject to section 5.5(b), the Vesting Date for each Option granted under the Plan shall be the date determined by the Committee and specified in the Option Agreement. If no provision for vesting is made in the Option Agreement, the Vesting Date shall be:

(i) the first anniversary of the date of grant, as to 20% of the Shares subject to the Option as of the date of grant;

(ii) the second anniversary of the date of grant, as to an additional 20% of the Shares subject to the Option as of the date of grant;

(iii) the third anniversary of the date of grant, as to an additional 20% of the Shares subject to the Option as of the date of grant;

(iv) the fourth anniversary of the date of the grant, as to an additional 20% of the Shares subject to the Option as of the date of grant;

(v) the fifth anniversary of the date of grant, as to any remaining balance of the Shares subject to the Option as of the date of grant; and

(vi) in the event of the Recipient’s termination of Service due to the Recipient’s Death or Disability, the date of termination of Service, as to any Options otherwise scheduled to vest during the period of six months beginning on the date of termination.

Failure of a Recipient to remain in continuous Service during the period beginning on the date an Option is granted and ending on the Option’s Vesting Date shall result in a cancellation of the Option without consideration at the earliest date and time at which the Recipient is not in continuous Service.

(b) Except to the extent that an applicable Option Agreement expressly provides otherwise, each Option granted to an Eligible Employee that is outstanding under the Plan on the date on which a Change of Control occurs shall, on such date, be 100% vested and exercisable.

Section 5.6 Additional Restrictions on Incentive Stock Options.

An Option granted to an Eligible Employee designated by the Committee to be an Incentive Stock Option shall be subject to the following provisions:

(a) If, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to an Option intended to be an Incentive Stock Option which first become available for purchase during such calendar year, and (ii) equals the Fair Market Value (determined as of the date of grant) of Shares subject to any other options intended to be Incentive Stock Options and previously granted to the same Eligible Employee which first become exercisable in such calendar year, then that number of Shares optioned which causes the sum of (i) and (ii) to exceed $100,000 shall be deemed to be Shares optioned pursuant to a Non-Qualified

Stock Option or Non-Qualified Stock Options, with the same terms as the Option or Options intended to be an Incentive Stock Option;

(b) The Exercise Price of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the Fair Market Value of a Share, and if an Option designated as an Incentive Stock Option shall be granted at an Exercise Price that does not satisfy this requirement, the designated Exercise Price shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

(c) The Exercise Period of an Incentive Stock Option granted to an Eligible Employee who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company, shall expire no later than the fifth anniversary of the date on which the Option was granted, and if an Option designated as an Incentive Stock Option shall be granted for an Exercise Period that does not satisfy this requirement, the designated Exercise Period shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

(d) An Incentive Stock Option that is exercised during its designated Exercise Period but more than:

(i) three (3) months after the termination of employment with the Company and all of its Parents and Subsidiaries (other than on account of disability within the meaning of section 22(e)(3) of the Code or death of the Eligible Employee to whom it was granted); or

(ii) one (1) year after such individual’s termination of employment with the Company, a parent or a subsidiary due to disability (within the meaning of section 22(e)(3) of the Code) or death;

may be exercised in accordance with the terms of the Option but shall at the time of exercise be treated as a Non-Qualified Stock Option; and

(e) Except with the prior written approval of the Committee, no individual shall dispose of Shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, or (ii) the first anniversary of the date on which the Shares were acquired.

Section 5.7 Method of Exercise.

(a) Subject to the limitations of the Plan and the Option Agreement, an Option Holder may, at any time after the Earliest Exercise Date and during the Exercise Period, exercise his or her right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased at any time shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased. An Option Holder shall exercise an Option to purchase Shares by:

(i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

(ii) delivering to the Committee full payment, consistent with section 5.7(b), for the Shares as to which the Option is to be exercised; and

(iii) satisfying such other conditions as may be prescribed in the Option Agreement.

(b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full:

(i) in cash (by certified or bank check or such other instrument as the Company may accept);

(ii) if and to the extent permitted by the Committee, in the form of Shares already owned by the Option holder for a period of more than six (6) months as of the exercise date and having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; or

(iii) by a combination thereof.

If permitted by the Committee, payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price and applicable tax withholding amounts (if any), in which event the Shares acquired shall be delivered to the broker promptly following receipt of payment.

(c) When the requirements of section 5.7(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option holder’s ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 7.3.

Section 5.8 Limitations on Options.

(a) An Option by its terms shall not be transferable by any Option Holder, except that (i) a Recipient may transfer a Non-Qualified Stock Option to the Recipient’s Family Members during his lifetime; and (b) any Option Holder may transfer Options remaining unexercised at his death to a Beneficiary or by will or by the laws of descent and distribution. Any permitted transfer to Family Members shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and shall be recognized only if such notice is received by the Company prior to the death of the person giving it. Thereafter, the Permitted Transferee shall have, with respect to such Option, all of the rights, privileges and obligations which would attach thereunder to the Recipient except the right to transfer the Option to Family Members. If a privilege of the Option depends on the life, Service, employment or other status of the transferor, such privilege of the Option for the transferee shall continue to depend on the life, Service, employment or other status of the transferor. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein.

(b) The Company’s obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

(c) An Option holder may designate a Beneficiary to receive any Options that may be exercised after his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the designated Beneficiary dies prior to the Option holder, or in the event that no Beneficiary has been designated, any Options that may be exercised following the Option holder’s death shall be transferred to the executor or administrator of the Option holder’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select. If the Option holder and his Beneficiary shall die in circumstances that cause the Committee, in its discretion, to be uncertain which shall have been the first to die, the Option holder shall be deemed to have survived the beneficiary.

ARTICLE VI

RESTRICTED STOCK AWARDS

Section 6.1 In General.

(a) Each Restricted Stock Award shall be evidenced by an Award Notice issued by the Committee to the Eligible Individual, which notice shall:

(i) specify the number of Shares covered by the Restricted Stock Award;

(ii) specify the amount (if any) which the Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and nonassessable under applicable law);

(iii) specify whether the Restricted Stock Award is a Performance-Based Award and, if it is, the applicable Performance Goal or Performance Goals;

(iv) specify the date of grant of the Restricted Stock Award; and

(v) specify the Vesting Date for the Restricted Stock Award;

and contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

(b) All Restricted Stock Awards shall be in the form of issued and outstanding Shares that shall be either:

(i) registered in the name of the Committee or other trustee or custodian for the benefit of the Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

(ii) registered in the name of the Recipient and held by the Committee, together with a stock power executed by the Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

(iii) registered in the name of and delivered to the Recipient.

In any event, the certificates evidencing the Shares shall at all times prior to the applicable Vesting date bear the following legend:

The Common Stock evidenced hereby is subject to the terms of Restricted Stock Award Notice between New Hampshire Thrift Bancshares, Inc. and [Name of Recipient] dated [Date] made pursuant to the terms of the New Hampshire Thrift Bancshares, Inc. 2004 Stock Incentive Plan, copies of which are on file at the executive offices of New Hampshire Thrift Bancshares, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.

(c) An Award by its terms shall not be transferable by the Eligible Individual other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Award shall be distributable, during the lifetime of the Recipient, only to the Recipient.

Section 6.2 Vesting Date.

(a) Subject to section 6.2(b), the Vesting Date for each Restricted Stock Award granted under the Plan shall be the date determined by the Committee and specified in the Award Notice. If no provision for vesting is made in the Award Notice, the Vesting Date shall be:

(i) the first anniversary of the date of grant, as to 20% of the Shares subject to the Restricted Stock Award as of the date of grant;

(ii) the second anniversary of the date of grant, as to an additional 20% of the Shares subject to the Restricted Stock Award as of the date of grant;

(iii) the third anniversary of the date of grant, as to an additional 20% of the Shares subject to the Restricted Stock Award as of the date of grant;

(iv) the fourth anniversary of the date of the grant, as to an additional 20% of the Shares subject to the Restricted Stock Award as of the date of grant; and

(v) the fifth anniversary of the date of grant, as to any remaining balance of the Shares subject to the Restricted Stock Award as of the date of grant;

(b) Unless otherwise determined by the Committee and specified in the Award Notice for a Restricted Stock Award:

(i) if the Recipient of a Restricted Stock Award terminates Service prior to the Vesting Date for any reason other than death or Disability, any unvested Shares shall be forfeited without consideration (other than a refund to the Recipient of an amount equal to the lesser of the amount (if any) paid by the Recipient for the Shares being forfeited upon their issuance and the Fair Market Value of such Shares on the date of forfeiture);

(ii) if the Recipient of a Restricted Stock Award terminates Service prior to the Vesting Date on account of death or Disability, any unvested Shares that were scheduled to vest during the six-month period beginning on the date of termination shall become vested on the date of termination of Service; and

(iii) if a Change in Control occurs prior to the Vesting Date of a Restricted Stock Award that is outstanding on the date of the Change in Control, the Vesting Date shall be accelerated to the date of the Change in Control.

Section 6.3 Performance-Based Restricted Stock Awards.

(a) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish one or more Performance Goals, the attainment of which shall be a condition of the Recipient’s right to retain the related Shares. The Performance Goals shall be selected from among the following:

(i) earnings per share;

(ii) net income;

(iii) return on average equity;

(iv) return on average assets;

(v) core earnings;

(vi) stock price;

(vii) operating income;

(viii) operating efficiency ratio;

(ix) net interest rate spread;

(x) loan production volumes;

(xi) non-performing loans;

(xii) cash flow;

(xiii) total shareholder returns;

(xiv) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

(xv) except in the case of a Covered Employee, any other performance criteria established by the Committee; and

(xvi) any combination of (i) through (xiii) above.

Performance Goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the Committee, include or exclude extraordinary items and/or the results of discontinued operations. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units) and/or the past or current performance of other companies.

(b) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish a Performance Measurement Period for each Performance Goal. The Performance Measurement Period shall be the period over which the Performance Goal is measured and its attainment is determined. If the Committee establishes a Performance Goal but fails to specify a Performance Measurement Period, the Performance Measurement Period shall be:

(i) if the Performance-Based Restricted Stock Award is granted during the first nine months of the Company’s fiscal year, the period of three (3) fiscal years of the Company beginning with the fiscal year in which the Performance-Based Restricted Stock Award is granted; and

(ii) in all other cases, the period of twelve (12) consecutive fiscal quarters of the Company that begins with the fiscal quarter in which the Performance-Based Restricted Stock Award is granted.

(c) As promptly as practicable following the end of each Performance Measurement Period, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goals for such Performance Measurement Period have been attained and, if they have been attained, shall certify such fact in writing.

(d) If the Performance Goals for a Performance-Based Restricted Stock Award have been attained and certified, the Committee shall either:

(i) if the relevant Vesting Date has occurred, cause the ownership of the Shares subject to such Restricted Stock Award, together with all dividends and other distributions with respect thereto that have been accumulated, to be transferred on the stock transfer records of the Company, free of any restrictive legend other than as may be required by applicable law, to the Recipient of the Restricted Stock Award; or

(ii) in all other cases, continue the Shares in their current status pending the occurrence of the relevant Vesting Date or forfeiture of the Shares.

If any one or more of the relevant Performance Goals have not been attained, all of the Shares subject to such Restricted Stock Award shall be forfeited without a consideration (other than a refund to the Recipient or his estate of an amount equal to the lesser of the amount (if any) paid by the Recipient for the Shares being forfeited upon their issuance and the Fair Market Value of such Shares on the date of forfeiture).

(e) If the Performance Goals for any Performance Measurement Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such Performance Goals and make payments accordingly under the Plan; provided, however, that any adjustments made in accordance with or for the purposes of this section 6.3(e) shall be disregarded for purposes of calculating the Performance Goals for a Performance-Based Restricted Stock Award to a Covered Employee if and to the extent that such adjustments would have the effect of increasing the amount of a the Restricted Stock Award to such Covered Employee.

(f) If provided by the Committee when a Performance-Based Restricted Stock Award is granted, to the extent that the relevant Performance Goals are achieved prior to the end of the Performance Measurement Period and certified by the Committee, a vested Performance-Based Restricted Stock Award may be paid at any time following such certification.

Section 6.4 Dividend Rights.

Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid with respect to Shares subject to the Restricted Stock Award, whether or not in cash, shall be held and accumulated (with investment earnings or losses) pending vesting at the same time and subject to the same terms and conditions as the underlying Shares and, pending vesting, shall be reinvested in additional Shares.

Section 6.5 Voting Rights.

Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, voting rights appurtenant to the Shares subject to the Restricted Stock Award, shall be exercised by the Committee in its discretion.

Section 6.6 Tender Offers.

Each Recipient to whom a Restricted Stock Award is outstanding shall have the right to respond, or to direct the response, with respect to the related Shares, to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction for any such Shares shall be given by proxy or ballot (if the Recipient is the beneficial owner of the Shares for voting purposes) or by completing and filing, with the inspector of elections, the Trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Recipient is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall not be tendered.

Section 6.7 Designation of Beneficiary.

An Eligible Individual who has received a Restricted Stock Award may designate a Beneficiary to receive any unvested Shares that become vested on the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Eligible Individual dies prior to the Eligible Individual, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Eligible Individual’s death shall be paid to the executor or administrator of the Eligible Individual’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

Section 6.8 Manner of Distribution of Awards.

The Company’s obligation to deliver Shares with respect to a Restricted Stock Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Individual or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

Section 6.9 Taxes.

The Company or the Committee shall have the right to require any person entitled to receive Shares pursuant to a Restricted Stock Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

ARTICLE VII

SPECIAL TAX PROVISIONS

Section 7.1 Tax Withholding Rights.

The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in the Option Agreement, an Option Holder shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of Shares subject to the Option (without issuance of such Shares to the Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a Share on the Option Exercise Date over the Option Exercise Price per Share.

Section 7.2 Code Section 83(b) Elections.

If and to the extent permitted by the Committee and specified in an Option Agreement for a Non-Qualified Stock Option or a Restricted Stock Award Agreement for a Restricted Stock Award other than a Performance-Based Restricted Stock Award, a Recipient may be permitted or required to make an election under section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Recipient instead of at a subsequent Vesting Date. In such event, the Shares issued prior to their Vesting Date shall be issued in certificated form only, and the certificates therefor shall bear the legend set forth in section 6.1(b) or such other restrictive legend as the Committee, in its discretion, may specify. In the event of the Recipient’s termination of Service prior to the relevant Vesting Date or forfeiture of the Shares for any other reason, the Recipient shall be required to return all forfeited Shares to the Company without consideration therefor (other than a refund to the Recipient or his estate of an amount equal to the lesser of the amount paid by the Recipient for the Shares upon their issuance or the Fair Market Value of the Shares on the date of forfeiture).

Section 7.3 Election to Defer Income Tax Liability Pursuant to Deferred Compensation Program.

To the extent permitted by the Committee, the Recipient of a Non-Qualified Stock Option or Restricted Stock Award may elect to defer the income tax liability associated therewith pursuant to the terms of a non-qualified deferred compensation plan in which the Recipient is eligible to participate.

ARTICLE VIII

AMENDMENT AND TERMINATION

Section 8.1 Termination.

The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Options and Restricted Stock Awards theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Option Agreements and the Award Notices evidencing such Options and Restricted Stock Awards.

Section 8.2 Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that, to the extent required to comply with section 162(m) of the Code or the corporate governance standards imposed under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list Shares, no such amendment or revision shall be effective if it amends a material term of the Plan unless approved by the holders of a majority of the votes cast on a proposal to approve such amendment or revision.

Section 8.3 Adjustments in the Event of Business Reorganization.

(a) In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Shares or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Options and Restricted Stock Awards in the aggregate to all Eligible Individuals and individually to any one Eligible Individual, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Options and Restricted Stock Awards, and (iii) the Exercise Price of Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options or Restricted Stock Awards (including, without limitation, cancellation of Options and Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options or Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Parent or Subsidiary or the financial statements of the Company or any Parent or Subsidiary, or in response to changes in applicable laws, regulations, or account principles; provided, however, that any such adjustment to an Option or Performance-Based Restricted Stock Award granted to a Recipient who is a Covered Employee shall conform to the requirements of section 162(m) of the Code and the regulations thereunder then in effect.

(b) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change in Control) in which the Company is not the surviving entity, any Options granted under the Plan which remain outstanding shall be converted into options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization or stock appreciation rights having substantially the same terms and conditions as the outstanding Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate exercise price and the value exchanged for outstanding Shares in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per Share equal to the excess (if any) of the value exchanged for an outstanding Share in such merger, consolidation or other business reorganization over the Exercise Price of the Option being canceled.

(c) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change in Control) in which the Company is not the surviving entity, any Restricted Stock Award shall be adjusted by allocating to the Recipient the amount of money, stock, securities or other property to be received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Restricted Stock Award that applied to the Shares for which it has been exchanged.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 9.2 No Right to Continued Employment.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Individual any right to a continuation of his or her position as a director or employee of the Company. The Employers reserve the right to remove any participating member of the Board or dismiss any Eligible Employee or otherwise deal with any Eligible Individual to the same extent as though the Plan had not been adopted.

Section 9.3 Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

Section 9.4 Governing Law.

The Plan shall be construed, administered and enforced according to the laws of the State of New Hampshire without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law. The federal and state courts located in the State of New Hampshire shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Restricted Stock Award or Option granted under this Plan, the Eligible Individual, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 9.5 Headings.

The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 9.6 Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 9.7 Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(a)	If to the Committee:

New Hampshire Thrift Bancshares, Inc.

c/o Lake Sunapee Bank, fsb

9 Main Street

Newport, New Hampshire 03773

Attention: Corporate Secretary

(b)	If to a Recipient, Beneficiary or Option Holder, to the Recipient’s, Beneficiary’s or Option Holder’s address as shown in the Employer’s records.

Section 9.8 Approval of Shareholders.

The Plan shall be subject to approval by the Company’s shareholders within twelve (12) months before or after the Effective Date. Any Option or Restricted Stock Award granted prior to the date such approval is obtained shall be granted contingent on such approval and shall be void ab initio in the event such approval is not obtained. No Performance-Based Restricted Stock Awards shall be granted after the fifth (5th) anniversary of the Effective Date unless, prior to such date, the listing of permissible Performance Goals set forth in section 6.3 shall have been re-approved by the stockholders of the Company in the manner required by section 162(m) of the Code and the regulations thereunder.

New Hampshire Thrift Bancshares, Inc.	REVOCABLE PROXY

This Proxy is solicited on behalf of the Board of Directors of New Hampshire Thrift Bancshares, Inc.

for the Annual Meeting of Stockholders to be held on May 13, 2004.

The undersigned stockholder of New Hampshire Thrift Bancshares, Inc. hereby appoints Stephen W. Ensign and John A. Kelley, Jr., and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of New Hampshire Thrift Bancshares, Inc. held of record by the undersigned on March 19, 2004, at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Eastern Time, on May 13, 2004, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the 2004 Annual Meeting of Stockholders and Proxy Statement, dated April 7, 2004, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposals listed in Items 2 and 3.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors unanimously recommends a vote “FOR” all of the nominees named in Item 1 and a vote “FOR” the proposals in Items 2 and 3.	Please mark your vote as indicated in this example.	☒

	I will attend the Annual Meeting.	☐

1. Election of three Directors: Nominees: Peter R. Lovely, Stephen R. Theroux and Joseph B. Willey for terms of three years each.	FOR All nominees (except as otherwise indicated)	WITHHOLD for all nominees	2. Ratification of the appointment of Shatswell, MacLeod & Co., P.C. as independent auditors for the fiscal year ending December 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	☐	☐
Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee’s name in the space provided:			3. Approval of the New Hampshire Thrift Bancshares, Inc. 2004 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned hereby acknowledges receipt of the Notice of the 2004 Annual Meeting of Stockholders and the Proxy Statement, dated April 7, 2004 for the 2004 Annual Meeting.

Signature(s)

Dated: , 2004
Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.